UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

Stemline Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35619	45-0522567
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of principal executive offices, including Zip Code)

(646) 502-2311

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STML	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 3, 2020, Stemline Therapeutics, Inc., a Delaware corporation (“Stemline”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berlin-Chemie AG, a company formed under the laws of Germany (“Berlin-Chemie”), and Mercury Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Berlin-Chemie (“Purchaser”). Berlin-Chemie is a wholly-owned subsidiary of A. Menarini - Industrie Farmaceutiche Riunite S.r.l., a company formed under the laws of Italy (together, with its subsidiaries, the “Menarini Group”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) no later than May 15, 2020 to acquire all of the outstanding shares of common stock of Stemline, $0.0001 par value per share (the “Shares”), at an offer price of (i) $11.50 per Share, net to the seller in cash, without interest (the “Cash Amount”), plus (ii) one contingent value right per Share (a “CVR”) which represents the right to receive $1.00 per CVR (the “Milestone Payment”) at the time provided in the CVR Agreement (as defined below) (the Cash Amount plus one CVR, collectively, the “Offer Price”).

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in Annex I to the Merger Agreement, including (i) that there have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares, if any, beneficially owned by Berlin-Chemie and its affiliated entities, represent one Share more than 50% of the total number of Shares outstanding at the time of the expiration of the Offer (the “Minimum Condition”); (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (iii) those other conditions set forth in Annex I to the Merger Agreement (collectively, the “Offer Conditions”).

The Offer will initially expire at one minute after 11:59 p.m. Eastern Time on the date that is 20 business days following the commencement of the Offer, unless otherwise agreed to in writing by Berlin-Chemie and Stemline. If, as of the then-scheduled expiration date, any Offer Condition is not satisfied or waived (to the extent waivable), Purchaser may, in its discretion (and without the consent of Stemline) extend the Offer for additional periods of up to 10 business days per extension, to permit such Offer Condition to be satisfied. If, as of the then-scheduled expiration date, any Offer Condition is not satisfied or waived (to the extent waivable), at the request of Stemline, Purchaser will extend the Offer for additional periods specified by Stemline of up to 10 business days per extension to permit such Offer Condition to be satisfied, provided that Purchaser will not be required to extend the Offer beyond the then-existing expiration date for more than three consecutive additional periods, not to exceed an aggregate of 30 business days if all of the Offer Conditions have been satisfied or waived other than the Minimum Condition. Subject to the foregoing and the valid termination of the Merger Agreement, Purchaser will not terminate the Offer without the prior written consent of Stemline.

Subject only to the satisfaction or, to the extent waivable by Purchaser or Berlin-Chemie, waiver by Purchaser or Berlin-Chemie of each of the Offer Conditions, Purchaser will (i) immediately after the Expiration Date irrevocably accept for payment all Shares tendered (and not validly withdrawn) pursuant to the Offer (the time of such acceptance, the “Offer Acceptance Time”) and (ii) promptly after the Offer Acceptance Time pay for such Shares.

At or prior to the Offer Acceptance Time, Berlin-Chemie will duly authorize, execute and deliver the Contingent Value Rights Agreement in the form attached as Annex III to the Merger Agreement (the “CVR Agreement”).

As soon as practicable following the Offer Acceptance Time, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser will be merged with and into Stemline (the “Merger”), the separate existence of Purchaser will cease and Stemline will continue as a wholly-owned subsidiary of Berlin-Chemie, without a meeting or vote of the stockholders of Stemline. At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares held by Stemline, Berlin-Chemie, Purchaser, any subsidiary of Berlin-Chemie, or by stockholders of Stemline who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive the Offer Price without interest and subject to any withholding of taxes.

In addition, at the Effective Time, each In-The-Money Company Option, Company RSU, and Restricted Share (as such terms are defined in the Merger Agreement), in each case whether or not vested, will be canceled, and the holder thereof will be entitled to receive the Cash Amount (less any applicable exercise price) and one CVR for each Share subject to each such security (in each case, without regard to vesting), pursuant to the terms set forth in the Merger Agreement. Each Out-Of-The-Money Company Option (as such term is defined in the Merger Agreement) with an exercise price below $12.50 will be canceled, and the holder thereof will receive one CVR for each Share subject to such Out-Of-The-Money Company Option, which, solely in the case of an Out-Of-The-Money Company Option, represents the right to receive $1.00 less the amount by which the exercise price of such Out-Of-The-Money Company Option exceeds $11.50.

The Merger Agreement includes representations, warranties, and covenants of the parties customary for a transaction of this nature. Among other things, the Merger Agreement prohibits Stemline’s solicitation of proposals relating to alternative transactions and restricts Stemline’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement also contains termination provisions for both Stemline and Berlin-Chemie, and further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by Stemline to accept and enter into a definitive agreement with respect to an unsolicited superior offer, Stemline will be required to pay a termination fee of $25,400,000 (the “Termination Fee”). A superior offer includes a bona fide written proposal from a third party to acquire 50% or more of the outstanding Shares or consolidated assets of Stemline, not solicited in violation of the Merger Agreement, that the board of directors of Stemline determines is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction more favorable to Stemline’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement (including after giving effect to revised proposals, if any, made by Berlin-Chemie). Any termination of the Merger Agreement by Stemline in connection with a superior offer is subject to certain conditions set forth in the Merger Agreement, including payment of the Termination Fee.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders (each, a “Tendering Stockholder”) entered into a Tender and Support Agreement (each, a “Tender Agreement”) with Berlin-Chemie and Purchaser, pursuant to which each Tendering Stockholder agreed, among other things, to tender his, her, or its Shares pursuant to the Offer and, if necessary, vote his, her, or its Shares in certain situations as specified in the Tender Agreements.

As of April 30, 2020, approximately 5.20 % of the outstanding Shares are subject to the Tender Agreements. The Tender Agreements terminate in the event that the Merger Agreement is terminated.

Contingent Value Rights Agreement

At or prior to Offer Acceptance Time, Berlin-Chemie and a rights agent mutually acceptable to Berlin-Chemie and Stemline will enter into the CVR Agreement governing the terms of the CVRs to be received by Stemline’s stockholders. Each holder will be entitled to one CVR for each Share outstanding or underlying each of the In-The-Money Company Options, Company RSUs, and Restricted Shares, in each case, whether or not vested. The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument, and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Berlin-Chemie, Purchaser, Stemline or any of their respective affiliates.

Each CVR represents the right to receive the Milestone Payment upon the first sale by or on behalf of Stemline for use or consumption by the general public of ELZONRIS for the treatment of adult patients with blastic plasmacytoid dendritic cell neoplasm (BPDCN) in any one of the following countries: the United Kingdom, France, Spain, Germany, or Italy after approval by the European Commission of a marketing authorization application in the European Union through the centralized procedure (the “Milestone”). Such payment will be made on or prior to the date that is 10 business days following delivery by Berlin-Chemie to the rights agent of a written notice indicating that the Milestone was achieved.

There can be no assurance that the Milestone will be achieved prior to December 31, 2021, and that the resulting payment will be required of Berlin-Chemie.

Additional Information

The foregoing description of the Merger Agreement, the Tender Agreement, and the CVR Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and the Form of Tender Agreement, which are attached as Exhibits 2.1 and 99.1 to this report, and the Form of CVR Agreement, which is attached as Annex III to the Merger Agreement, all of which are incorporated herein by reference.

The Merger Agreement, the Tender Agreement, and the CVR Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about Stemline. The representations, warranties, and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements, and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties, and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties, and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors and stockholders should not rely on such representations, warranties, and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

 Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2020, the board of directors of Stemline adopted the Stemline Therapeutics, Inc. Change in Control Severance Plan (the “CIC Severance Plan”), which generally provides employees of Stemline and its subsidiaries (other than employees with employment agreements providing for severance benefits) with severance payments in the event of a termination of such employee’s employment during the one-year period immediately following a change in control of Stemline (which will occur upon the consummation of the transactions contemplated by the Merger Agreement) if such termination is by Stemline without “cause” or by the employee for “good reason” (as each term is defined in the CIC Severance Plan). In the event of a qualifying termination of employment, eligible employees are entitled to between three and nine months of base salary continuation (depending upon position and tenure), a prorated annual bonus at the target level of performance for the year of termination, and reimbursement of premiums (at the active-employee rate) for benefit continuation during the applicable base salary continuation period. Severance payments and benefits under the CIC Severance Plan are contingent upon the eligible employee’s execution of a release of claims in favor of Stemline and its affiliates and compliance with certain post-separation covenants.

On May 3, 2020, the board of directors of Stemline also authorized the implementation of a change in control retention program. Employees selected to participate in the program are eligible to receive retention payments on (i) the closing of the transactions contemplated by the Merger Agreement (20% of the total retention award), (ii) the six-month anniversary of the closing (30% of the total retention award) and (iii) the one-year anniversary of the closing (50% of the total retention award). Participants generally must remain employed by Stemline upon these vesting dates in order to be entitled to receive the applicable retention award.

 Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2020, the board of directors of Stemline adopted an amendment to Stemline’s existing Amended and Restated Bylaws (the “Bylaws”) by adding a new Section 7.1 containing a forum selection provision (the “Amendment”). Generally, the Amendment provides that unless Stemline consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Stemline, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of Stemline to Stemline or Stemline’s stockholders, (iii) any action asserting a claim against Stemline or any current or former director, officer, stockholder, employee or agent of Stemline arising out of or relating to any provision of the DGCL or Stemline’s Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against Stemline or any current or former director, officer, stockholder, employee or agent of Stemline governed by the internal affairs doctrine of the State of Delaware.

This summary is qualified in its entirety by reference to the Amendment to the Bylaws, dated May 3, 2020, and filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01    Other Events.

On May 4, 2020, Stemline and the Menarini Group issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Notice to Investors and Security Holders

The Offer referred to in this Current Report on Form 8-K (the “Current Report”) has not yet commenced. The description contained in this Current Report is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that wholly owned subsidiaries of the Menarini Group will file with the Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy Shares will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, wholly owned subsidiaries of the Menarini Group will file a tender offer statement on Schedule TO and thereafter Stemline will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Stemline. Copies of the documents filed with the SEC by Stemline will be available free of charge on Stemline’s internet website at https://ir.stemline.com/financial-information or by contacting Stemline’s investor relations contact at +1 (646) 502-2307. Copies of the documents filed with the SEC by wholly owned subsidiaries of the Menarini Group can be obtained, when filed, free of charge by directing a request to the Information Agent for the Offer which will be named in the tender offer materials.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents to be filed by wholly owned subsidiaries of the Menarini Group, as well as the solicitation/recommendation statement to be filed by Stemline, Stemline will also file quarterly and current reports with the SEC. Stemline’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward Looking Statements

The information contained in this Current Report is as of May 4, 2020. Stemline and the Menarini Group assume no obligation to update forward-looking statements contained in this Current Report as the result of new information or future events or developments, except as may be required by law.

This Current Report contains forward-looking information related to the Menarini Group, Stemline and the proposed acquisition of Stemline that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document and the accompanying exhibits include, among other things, statements about the potential benefits of the proposed acquisition, the anticipated contingent value right payment, Stemline’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Stemline, Stemline’s product pipeline and portfolio assets, Stemline’s ability to achieve the milestone that triggers the CVR payment, the anticipated timing of closing of the proposed acquisition and expected plans for financing the proposed acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Stemline’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of clearance under the HSR Act; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data and, as such, the uncertainty that the milestone for the CVR payment may not be achieved in the prescribed timeframe or at all.

A further description of risks and uncertainties relating to Stemline can be found in Stemline’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and https://ir.stemline.com/financial-information.

These forward-looking statements are based on numerous assumptions and assessments made by the Menarini Group and Stemline in light of their respective experiences and perceptions of historical trends, current conditions, business strategies, operating environment, future developments and other factors they believe are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Although it is believed that the expectations reflected in the forward-looking statements in this Current Report are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this corporate release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this corporate release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 3, 2020, among Stemline Therapeutics, Inc., Berlin-Chemie AG and Mercury Merger Sub, Inc.*

3.1	Amendment to Stemline’s Amended and Restated Bylaws, dated May 3, 2020

99.1	Form of Tender and Support Agreement, among Berlin-Chemie AG, Mercury Merger Sub, Inc. and certain stockholders of Stemline Therapeutics, Inc.

99.2	Joint Press Release, dated May 4, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.

By:	/s/ Ivan Bergstein, M.D.
Ivan Bergstein, M.D.
Chairman, Chief Executive Officer and President

Dated: May 4, 2020